UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2016 (October 5, 2016)

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed on September 12, 2016, Li3 Energy, Inc. (the “Company”) entered into an agreement (the “Original Agreement”) with Minera Salar Blanco S.p.A., a stock company duly incorporated under the laws of Chile (“MSB”). Pursuant to Section 6 of the Original Agreement, MSB agreed to grant the Company a non-revolving facility (the “Facility”) in the amount of $300,000 (with a maximum drawing of $150,000 per year and an interest rate of 8.5% per annum) due and payable in full on the 24-month anniversary of the first disbursement under the Facility.

On October 5, 2016, the Company and MSB entered into an amendment (the “Amendment”) to the Original Agreement. The Amendment deleted Section 6 of the Original Agreement in its entirety. Accordingly, the Facility has been terminated and is no longer in effect. The other terms and provisions of the Original Agreement remain in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment to Agreement between Minera Salar Blanco S.p.A. and Li3 Energy, Inc., dated October 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI3 ENERGY, INC.

Dated: October 11, 2016	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer